Republic Portfolios


                          September __, 1996


BISYS Fund Services (Ireland), Limited
Floor 2, Block 2, Harcourt Centre
Harcourt Street
Dublin 2, Ireland

                  Re:  Exclusive Placement Agent Agreement

Ladies and Gentlemen:

     This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, Republic Portfolios (the "Portfolio Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), a master trust organized under the laws of the State of New York, has agreed that BISYS Fund Services (Ireland) Limited ("BISYS Ireland"), formed and existing under the laws of Ireland, shall be the exclusive placement agent (the "Exclusive Placement Agent") of interests ("Portfolio Interests") in the Portfolio Trust's existing separate and distinct subtrusts or series (each, a "Portfolio") and other future Portfolios as agreed to from time to time between the Portfolio Trust and BISYS Ireland.

     1. Services as Exclusive Placement Agent.

     1.1 BISYS Ireland will act as Exclusive Placement Agent of the Portfolio Interests described in the Portfolio Trust's registration statement then in effect under the 1940 Act. In acting as Exclusive Placement Agent under this Exclusive Placement Agent Agreement, neither the Exclusive Placement Agent nor its employees nor any agents thereof shall make any offer or sale of Portfolio Interests in a manner which would require the Portfolio Interests to be registered under the Securities Act of 1933, as amended (the "1933 Act").

     1.2 All activities by BISYS Ireland and its agents and employees as Exclusive Placement Agent of Portfolio Interests shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations adopted pursuant to the 1940 Act by the United States Securities and Exchange Commission (the "Commission").

     1.3 Nothing herein shall be construed to require the Portfolio Trust to accept any offer to purchase any Portfolio Interests, all of which shall be subject to approval by the Portfolio Trust's Board of Trustees.
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     1.4 The  Portfolio  Trust  shall  furnish  from  time  to  time  for use in connection with the sale of Portfolio Interests such information with respect to the Portfolio Trust and Portfolio Interests as the Exclusive Placement Agent may reasonably request. The Portfolio Trust shall also furnish the Exclusive Placement Agent upon request with: (a) unaudited semiannual statements of any Portfolio's books and accounts prepared by the Portfolio Trust, and (b) from time to time such additional information regarding any Portfolio's financial or regulatory condition as the Exclusive Placement Agent may reasonably request.

     1.5 The Portfolio Trust represents to the Exclusive Placement Agent that, to its knowledge, all registration statements of the Portfolio Trust filed with the Commission under the 1940 Act have been prepared in conformity with the requirements of such statute and the rules and regulations of the Commission thereunder. As used in this Agreement the term "registration statement" shall mean any registration statement filed with the Commission, as modified by any amendments thereto that at any time shall have been filed with the Commission by or on behalf of the Portfolio Trust. The Portfolio Trust represents and warrants to the Exclusive Placement Agent that it will use its best efforts to ensure that any registration statement will contain all statements required to be stated therein in conformity with both such statute and the rules and regulations of the Commission; that all statements of fact supplied by the Portfolio Trust contained in any registration statement will, to its knowledge, be true and correct in all material respects at the time of filing such registration statement or amendment thereto; and that, to its knowledge, no registration statement will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Portfolio Interests. The Portfolio Trust may, but shall not be obligated to, propose from time to time such amendment to any registration statement as in the light of future developments may, in the opinion of the Portfolio Trust's counsel, be necessary or advisable. The Portfolio Trust shall not file any amendment to any registration statement without giving the Exclusive Placement Agent reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Portfolio Trust's right to file at any time such amendment to any registration statement as the Portfolio Trust may deem advisable, such right being in all respects absolute and unconditional.

     1.6 The Exclusive Placement Agent represents and warrants to the Portfolio Trust that it will use its best efforts to ensure that any registration statement will contain all statements required to be stated therein in conformity with both such statute and the rules and regulations of the Commission; that all statements of fact supplied by or on behalf of the

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Exclusive Placement Agent contained in any registration  statement will, to its knowledge, be true and correct in all material respects at the time of filing such registration statement or amendment thereto; and that, to its knowledge, no registration statement will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Portfolio Interests. The Exclusive Placement Agent may, but shall not be obligated to, propose from time to time such amendment to any registration statement as in the light of future developments may be necessary or advisable.

     1.7 The Portfolio Trust agrees to indemnify, defend and hold the Exclusive Placement Agent, its several officers and directors, and any person who controls the Exclusive Placement Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities and Exchange Act of 1934 (the "1934 Act") (for purposes of this paragraph 1.7, collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which any Covered Person may incur under the 1933 Act, the 1934 Act, common law or otherwise arising out of or based on any untrue statement of a material fact contained in any registration statement, private placement memorandum or other offering material ("Offering Material") or arising out of or based on any omission to state a material fact required to be stated in any Offering Material or necessary to make the statements in any Offering Material not misleading; provided, however, that the Portfolio Trust's agreement to indemnify Covered Persons shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any financial and other statements as are furnished to the Portfolio Trust by BISYS Ireland in its capacity as Exclusive Placement Agent for use in the answers to any items of any registration statement or in any statements made in any Offering Material, or arising out of or based on any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Portfolio Trust's agreement to indemnify the Exclusive Placement Agent and the Portfolio Trust's representations and warranties hereinbefore set forth in paragraph 1.5 shall not be deemed to cover any liability to the Portfolio Trust or the investors in the Portfolios to which a Covered Person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of a Covered Person's reckless disregard of its obligations and duties under this Agreement. The Portfolio Trust should be notified of any action brought against a Covered Person, such notification to be given by letter or by telegram addressed to the Portfolio Trust, ________________________, with

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a copy to ______________________, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to so notify the Portfolio Trust of any such action shall not relieve the Portfolio Trust from any liability except to the extent the Portfolio Trust shall have been prejudiced by such failure or from any liability that the Portfolio Trust may have to the Covered Person against whom such action is brought by reason of any such untrue statement or omission, otherwise than on account of the Portfolio Trust's indemnity agreement contained in this paragraph. The Portfolio Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel of good standing chosen by the Portfolio Trust and approved by the Exclusive Placement Agent, which approval shall not be unreasonably withheld. In the event the Portfolio Trust elects to assume the defense of any such suit and retain counsel of good standing approved by the Exclusive Placement Agent, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Portfolio Trust does not elect to assume the defense of any such suit, or in case the Exclusive Placement Agent reasonably does not approve of counsel chosen by the Portfolio Trust, the Portfolio Trust will reimburse the Covered Person named as defendant in such suit for the reasonable fees and expenses of any counsel retained by the Exclusive Placement Agent or the Covered Persons. The Portfolio Trust's indemnification agreement contained in this paragraph and the Portfolio Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Portfolio Interests. This agreement of indemnity will inure exclusively to Covered Persons and their successors. The Portfolio Trust agrees to notify the Exclusive Placement Agent promptly of the commencement of any litigation or proceedings against the Portfolio Trust or any of its officers or Trustees in connection with the issue and sale of any Portfolio Interests.

     1.8 The Exclusive Placement Agent agrees to indemnify, defend and hold the Portfolio Trust, its several officers and trustees, and any person who controls the Portfolio Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (for purposes of this paragraph 1.8, collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, liabilities and any reasonable counsel fees incurred in connection therewith) that Covered Persons may incur under the 1933 Act, the 1934 Act, common law or otherwise arising out of or based on any untrue statement of a material fact contained in information furnished by BISYS Ireland in its capacity as Exclusive Placement Agent to

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
the Portfolio Trust for use in the answers to any of the items of any registration statement or in any statements in any other Offering Material or that shall arise out of or be based on any omission to state a material fact in connection with such information furnished by the Exclusive Placement Agent to the Portfolio Trust required to be stated in such answers or necessary to make such information not misleading; and further provided that the Exclusive Placement Agent's agreement to indemnify the Portfolio Trust and the Exclusive
Placement Agent's representations and warranties hereinbefore set forth in paragraph 1.6 shall not be deemed to cover any liability to which a Covered Person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of a Covered Person's reckless disregard of its obligations and duties under this Agreement. The Exclusive Placement Agent shall be notified of any action brought against a Covered Person, such notification to be given by letter or telegram addressed to the Exclusive Placement Agent at Floor 2, Block 2, Harcourt Centre, Harcourt Street, Dublin, Ireland, Attention:______________________, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to so notify the Exclusive Placement Agent of any such action shall not relieve the Exclusive Placement Agent from any liability except to the extent the Exclusive Placement Agent shall have been prejudiced by such failure, or from any liability that the Exclusive Placement Agent may have to Covered Persons by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of the Exclusive Placement Agent's indemnity agreement contained in this paragraph. The Exclusive Placement Agent will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel of good standing chosen by the Exclusive Placement Agent and approved by the Portfolio Trust, which approval shall not be unreasonably withheld. In the event the Exclusive Placement Agent elects to assume the defense of any such suit and retain counsel of good standing approved by the Portfolio Trust, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Exclusive Placement Agent does not elect to assume the defense of any such suit, or in case the Portfolio Trust reasonably does not approve of counsel chosen by the Exclusive Placement Agent, the Exclusive Placement Agent will reimburse the Covered Person named as defendant in such suit, for the reasonable fees and expenses of any counsel retained by the Portfolio Trust or the Covered Persons. The Exclusive Placement Agent's indemnification agreement contained in this paragraph and representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Portfolio Interests. This agreement

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
of  indemnity  will  inure   exclusively  to  Covered   Persons  and  their
successors. The Exclusive Placement Agent agrees to notify the Portfolio Trust promptly of the commencement of any litigation or proceedings against the Exclusive Placement Agent or any of its officers or directors in connection with the sale of any Portfolio Interests.

     1.9 No Portfolio Interests shall be offered by either the Exclusive Placement Agent or the Portfolio Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Portfolio Interests hereunder shall be accepted by the Portfolio Trust if and so long as the effectiveness of the registration statement or any necessary amendments thereto shall be suspended under any of the provisions of the 1940 Act; provided, however, that nothing contained in this paragraph shall in any way restrict or have an application to or bearing on the Portfolio Trust's obligation to redeem Portfolio Interests from any investor in accordance with the provisions of the Portfolio Trust's registration statement or Declaration of Trust, as amended from time to time.

     1.10 The Portfolio Trust agrees to advise the Exclusive Placement Agent as soon as reasonably practical by a notice in writing delivered to the Exclusive Placement Agent or its counsel:

          (a) of any request by the Commission for amendments to the registration statement then in effect or for additional information;

          (b) in the event of the issuance by the Commission of any order suspending or revoking the registration of the Portfolio Trust or any prior notice of the Commission advising of same;

          (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement then in effect or that requires the making of a change in such registration statement in order to make the statements therein not misleading; and

          (d) of all action of the Commission with respect to any amendment to any registration statement that may from time to time be filed with the Commission.

     For purposes of this paragraph 1.10, informal requests by or acts of the staff of the Commission shall not be deemed actions of or requests by the Commission.

     1.11 The Exclusive Placement Agent agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Portfolio Trust all records and

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
other  information  not  otherwise   publicly  available  relative  to  the
Portfolios and their prior, present or potential investors and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Portfolio Trust, which approval shall not be unreasonably withheld and may not be withheld where the Exclusive Placement Agent may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Portfolio Trust.

     1.12 In addition to BISYS Ireland's duties as Exclusive Placement Agent, the Portfolio Trust understands that BISYS Ireland may, in its discretion, perform additional functions in connection with transactions in Portfolio Interests.

     The processing of Portfolio Interest transactions may include, but is not limited to, compilation of all transactions from the Exclusive Placement Agent's various offices; creation of a transaction tape and timely delivery of it to the Portfolios' transfer agent(s) for processing; reconciliation of all transactions delivered to the Portfolios' transfer agent(s); and the recording and reporting of these transactions executed by the Portfolios' transfer agent(s) in customer statements; rendering of periodic customer statements; and the reporting of IRS Form 1099 information at year end if required.

     The Exclusive Placement Agent may also provide other investor services, such as communicating with the Portfolios' investors and other functions in administering customer accounts for the Portfolios' investors.

     The Exclusive Placement Agent understands that these services may result in cost savings to the Portfolio Trust or to the Portfolios' investment manager(s) and neither the Portfolio Trust nor the Portfolios' investment manager(s) will compensate the Exclusive Placement Agent for all or a portion of the costs incurred in performing functions in connection with transactions in Portfolio Interests.

     Nothing herein is intended, nor shall be construed, as requiring the Exclusive Placement Agent to perform any of the foregoing functions.

     2.       Term

     This Agreement shall continue in effect with respect to each Portfolio for a period of no more than two years from the date the Portfolio commences investment operations after this Agreement shall have been approved by the Board of Trustees of the Portfolio Trust and, unless sooner terminated with respect to

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any  Portfolio  as  provided  herein,  shall  continue   automatically  for
successive annual periods, provided such continuance is specifically approved at least annually by (i) the Portfolio Trust's Board of Trustees or (ii) by a vote of a majority (as defined in the 1940 Act) of such Portfolio's outstanding voting interests, provided that in either event the continuance is also approved by the majority of the Portfolio Trust's Trustees who are not interested persons (as defined in the 1940 Act) of the Portfolio Trust and who have no direct or indirect financial interest in this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable with respect to any Portfolio without penalty, on not less than 60 days' notice, by the Board, by vote of a majority (as defined in the 1940 Act) of such Portfolio's outstanding voting securities, or by the Exclusive Placement Agent. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

     3.       Representations and Warranties.

     The Exclusive Placement Agent and the Portfolio Trust each hereby represents and warrants to the other that it has all requisite authority to enter into, execute, deliver and perform its obligations under this Agreement and that, with respect to it, this Agreement is legal, valid and binding, and enforceable in accordance with its terms.

     4.       Concerning Applicable Provisions of Law, etc.

     This Agreement shall be subject to all applicable provisions of law, including the applicable provisions of the 1940 Act and to the extent that any provisions herein contained conflict with any such applicable provisions of law, the latter shall control.

     This Agreement is executed and delivered in _________________, and the laws of _____________ shall, except to the extent that any applicable provisions of Federal Law shall be controlling, govern the construction, validity and effect of this Agreement, without reference to principles of conflicts of law.

     The undersigned officer of the Portfolio Trust has executed this Agreement not individually, but as an officer of the Portfolio Trust under the Portfolio Trust's Declaration of Trust, dated November 1, 1994, as amended. The obligations of this Agreement are not binding upon any of the Portfolio Trust's Trustees or investors in the Portfolios individually, but bind only the trust estate.


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
     If the contract set forth herein is acceptable to you, please so indicate by executing the enclosed copy of this Agreement and returning the same to the undersigned, whereupon this Agreement shall constitute a binding contract between the parties hereto effective as of October 1, 1996.

                                     Yours very truly,

                                     REPUBLIC PORTFOLIOS


                                     By:  _________________________
                                     Name:
                                     Title:

Accepted:

BISYS FUND SERVICES (IRELAND), LIMITED

By:  _________________________
     Name:
     Title:




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